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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS
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We consent to incorporation by reference in the Registration Statement on Form
S-4 filed January 20, 1998, by MMI Companies, Inc. and MMI Capital Trust Inc. of our report dated March 18, 1996, relating to the balance sheet of Unionamerica Holdings plc and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, and all related schedules, which report appears in the December 31, 1996, annual report on Form 10-K of Unionamerica Holdings plc, and to the reference to our firm under the heading "Independent Auditors" in the Prospectus.

We consent to incorporation by reference in the Registration Statement on Form S-4 filed January 20, 1998, by MMI Companies, Inc. and MMI Capital Trust Inc. of our report dated March 11, 1997, relating to the balance sheet of Unionamerica Holdings plc and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996, and all related schedules, which report appears in the December 31, 1996, annual report on Form 10-K of Unionamerica Holdings plc, and to the reference to our firm under the heading "Independent Auditors" in the Prospectus.

                                       /s/ KPMG
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                                         KPMG

London, England
January 20, 1998